EXHIBIT 4(a)
                                                                    ------------

         [PRESS HARD ON APPLICATION TO ENSURE LEGIBILITY OF ALL COPIES]



                                     FORM OF

                          Integrity Certificate Company

                             CERTIFICATE APPLICATION

                      [Logo Integrity Certificate Company]



                                         Date _________________________________


Sales Representative:
                     ----------------------------------------------------------

Application Type:   [  ] New   [  ] Amended

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                                PERSONAL PROFILE

APPLICANT

Name:
     ---------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------

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E-Mail Address:
               -----------------------------------------------------------------
Marital Status:                         Tax ID #:
               -----------------------           -------------------------------
Date of Birth (m/d/y):         itizenship: [ ] U.S. Citizen [ ] Non-U.S. Citizen
                      -------
Telephone Numbers:
Home: (  )                 Business: (  )                Fax: (  )
       --  --------------             --  -------------        --  -------------
Occupation:
             -------------------------------------------------------------------
Employer:
           ---------------------------------------------------------------------
Employer Address:
                   -------------------------------------------------------------
Spouse's Name:
                ----------------------------------------------------------------
Spouse's Employer (if client unemployed):
                                           -------------------------------------
Primary Bank Address:
                       ---------------------------------------------------------

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JOINT APPLICANT

Name:
     ---------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
E-Mail Address:
               -----------------------------------------------------------------
Marital Status:                      Tax ID #:
               ---------------------          ----------------------------------
Date of Birth (m/d/y):        Citizenship: [ ] U.S. Citizen [ ] Non-U.S. Citizen
                      -------
Relationship to Applicant:
                           -----------------------------------------------------
Telephone Numbers:
Home: (  )              Business: (  )                Fax: (  )
       --  -----------             --  -------------        --  ----------------
Occupation:
             -------------------------------------------------------------------
Employer:
           ---------------------------------------------------------------------
Employer Address:
                   -------------------------------------------------------------
Spouse's Name:
                ----------------------------------------------------------------
Spouse's Employer (if client unemployed):
                                           -------------------------------------
Primary Bank Address:
                       ---------------------------------------------------------
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OWNERSHIP

Type of ownership (check one).
     [ ]  Individual
     [ ]  Joint Tenants with right of survivorship
     [ ]  Tenants by the entirety
          (Available only in AR, DE, DC, FL, HI, MD, MA, MI, MO, PA, TN, VT, WY)
     [ ]  Other
               -----------------------------------------------------------------
               (i.e., Trust, Corporate, UGMA, UTMA)
     [ ]  Tenants in common. Complete the following for each participant:

               Name of Participant           Interest in the Account

          ------------------------------  -------------------------------
          ------------------------------  -------------------------------
          ------------------------------  -------------------------------
          ------------------------------  -------------------------------
          ------------------------------  -------------------------------

DEPENDENT(S):
                   Full Name                      Date of Birth (m/d/y)

     --------------------------------------    ---------------------------
     --------------------------------------    ---------------------------
     --------------------------------------    ---------------------------
     --------------------------------------    ---------------------------

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                                FINANCIAL PROFILE

Name of CPA:
              ------------------------------------------------------------------
Name of Attorney:
                   -------------------------------------------------------------
Do You Have A Will?      [ ]  Yes     [ ]  No

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CURRENT ASSETS
Savings                     $            Certificates of Deposit     $
                             ---------                                ----------
Money Market Funds          $            Municipal Bonds             $
                             ---------                                ----------
Mutual Funds                $            Stocks                      $
                             ---------                                ----------
Real Estate                 $            Annuities                   $
                             ---------                                ----------
Options                     $            Collectibles                $
                             ---------                                ----------
Life Insurance (cash value) $            Qualified Retirement Plans  $
                             ---------                                ---------
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RETIREMENT PLAN
     [ ]   IRA                        [ ]   403(b)

     [ ]   SEP/SARSEP                 [ ]   Other
                                                  ------------------------------
     [ ]   401(k)                     [ ]   Other
                                                  ------------------------------
     [ ]   Profit Sharing             [ ]   Other
                                                  ------------------------------
     [ ]   Qualified Pension Plan     [ ]   Other
                                                  ------------------------------
     [ ]   Money Purchase Plan        [ ]   Other
                                                  ------------------------------

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OBJECTIVE
Investment Objective (Please select one):
     [ ]   Preservation of capital    [ ]   Income & Growth
     [ ]   Income                     [ ]   Long-Term Growth

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FINANCIAL INFORMATION

Approximate annual earnings (,000):

[] less than $50 [] $50-$99 [] $100-$199 [] $200-$299 [] $300-$499 [] >$500

Total annual income (all sources (,000):

[] less than $50 [] $50-$99 [] $100-$199 [] $200-$299 [] $300-$499 [] >$500
<
Approximate liquid net worth (,000):

[] less than $100  [] $101-$499  [] $500-$999  [] $1,000-$4,999
[] $5,000-$9,999 [] >$10,000

Approx. total net worth (,000):

[] less than $100  [] $101-$499  [] $500-$999  [] $1,000-$4,999
[] $5,000-$9,999 [] >$10,000

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                                  CERTIFICATES

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HARVEST CERTIFICATE

Initial Purchase Installment (minimum $250, maximum $1.5 million):  $
                                                                     -----------
Additional Investments (minimum $50):                               $
                                                                     -----------
Frequency of Payment: [] Annually  [] Semi-Annually  [] Quarterly  []  Monthly
Desired Target Maturity Value  $                    Number of Years:  $
                                -----------------                      ---------
Initial Guarantee Period (please indicate term):  [] 1  [] 3  [] 5  []  10 years

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PRODUCER CERTIFICATE

Principal Investment (minimum $2,500, maximum $250,000):            $
                                                                     -----------
Additional Investments (minimum $50):                               $
                                                                     -----------
Please indicate how interest income is to be disbured:   [ ]  Reinvest
                                                         [ ]  Paid Annually
                                                         [ ]  Paid Semi-Annually
                                                         [ ]  Paid Quarterly
                                                         [ ]  Paid Monthly
                                                         [ ]  Partially Paid
                                                              Amount: $
                                                                       ---------
Initial Guarantee Period (please indicate term):  [] 1  [] 3  [] 5  []  10 years

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PRIME CERTIFICATE

Principal Investment (minimum $250,000, maximum $2.5 million):      $
                                                                     ----------
Please indicate how interest income is to be disbured:   [ ]  Reinvest
                                                         [ ]  Paid Annually
                                                         [ ]  Paid Semi-Annually
                                                         [ ]  Paid Quarterly
                                                         [ ]  Paid Monthly
                                                         [ ]  Partially Paid
                                                              Amount: $
                                                                       ---------
Initial Guarantee Period (please indicate term):  [] 1  [] 3  [] 5  []  10 years

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

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RESOURCE CERTIFICATE

Principal Investment (minimum $25,000, maximum $2.5 million):       $
                                                                     -----------
Desired Withdrawal Amount: $                       Payable: [ ]  Monthly
                            ----------------                [ ]  Quarterly
                                                            [ ]  Semi-Annually
                                                            [ ]  Annually
Initial Guarantee Period (please indicate term):  [] 1  [] 3  [] 5  []  10 years

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FOUNDATION CERTIFICATE

Principal Investment (minimum $1,000, maximum $2.5 million):        $
                                                                     -----------
Please indicate how interest income is to be disbured:   [ ]  Reinvest
                                                         [ ]  Paid Annually
                                                         [ ]  Paid Semi-Annually
                                                         [ ]  Paid Quarterly
                                                         [ ]  Paid Monthly
                                                         [ ]  Partially Paid
                                                              Amount: $
                                                                       ---------
Initial Guarantee Period (please indicate term):  [] 1  [] 3  [] 5  []  10 years

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                       RECEIPT OF PROSPECTUS; SUITABILITY

I have received, read, and agree to the terms of the current prospectus for each Certificate for which I am applying. I have the authority and legal capacity to purchase the Certificate(s), am of legal age in my state, and believe each investment is suitable for me.

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                               CANCELING MY ORDER

I understand that I may cancel, without penalty, my investment in a Certificate within 10 days after the date of purchase. I understand that I will not earn any interest on any canceled Certificate. I also understand that it is Integrity Certificate Company's policy to return my canceled investment within 30 days of my cancellation request.

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

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                            ACCEPTANCE OF APPLICATION

I understand that acceptance of my application is at the sole discretion of Integrity Certificate Company and that you may reject my application for any reason.

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                             TELEPHONE INSTRUCTIONS

I do [ ] do not [ ] authorize Integrity Certificate Company, its affiliates and agents to act on any telephone instructions believed to be genuine. I understand that Integrity Certificate Company will employ reasonable procedures to confirm that instructions communicated by telephone are genuine, and agree that if it does, neither it nor its affiliates and agents shall be liable for any claims, losses, or expenses (including legal fees) for acting on any instructions believed genuine. I acknowledge that all telephone instructions given pursuant to this authorization are subject to the conditions set forth in the prospectus for each Certificate.

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                                   SIGNATURES



-----------------------------------          -----------------------------------
Applicant's Signature                        Joint Applicant's Signature

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                                W-9 CERTIFICATION

                          Substitute W-9 Certification

Under penalties of perjury, I certify by signing below that:

     (i)  On  this  application,   I  provided  you  with  my  correct  Taxpayer
          Identification Number; and

     (ii) I am not subject to backup withholding because:

          (a) I have not been notified by the IRS that I am subject to backup withholding due to under reporting of interest or dividends; or

          (b) the IRS has notified me that I am no longer subject to backup withholding

I certify that the information on this page is accurate and complete. I agree to be bound by the terms and conditions on the reverse side of this page.


----------------------------------           -----------------------------------
Applicant's Signature                        Joint Applicant's Signature

                    RETURN TO: Integrity Certificate Company

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

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                          REPRESENTATIVE CERTIFICATION

By signing below, the Registered Rep/ Agent certifies that:

     (a) The questions contained in this application were asked of the applicant and the answers duly recorded: that this application is complete and true to the best of my knowledge and belief;

     (b) and I am NASD registered and state licensed for Investment Company Products where this application is written and delivered;

     (c) Clients provided $                     as the initial purchase payment.
                           --------------------

----------------------------------       ---------------------------------------
Representatives Name (Please Print)      Name of Broker/ Dealer

----------------------------------       ---------------------------------------
Representative's Signature               Representative's Phone Number

Application accepted by Integrity Certificate Company:    [ ] Yes    [ ] No

By:
     ------------------------------------
       Authorized Officer

                          Integrity Certificate Company

                        CERTIFICATE TERMS AND CONDITIONS

If we accept your application, the following terms and conditions will govern the face-amount certificate ("Certificate") that we register for your account on our books. We will not issue a paper certificate representing your purchase.

1.   DEFINITIONS

     As used herein, the terms "you" and "your" refer to the owner of the Certificate; the terms "we," "us," our" and the "Company" refer to Integrity Certificate Company. Unless otherwise provided herein, all other capitalized terms used herein have the meaning ascribed to them in the
     Company's prospectus, as currently in effect ("Prospectus"), which describes the Certificate. In the event of any conflict between the information contained herein and the Prospectus, these terms and conditions shall control.

2.   FACE-AMOUNT

     The face-amount of your Certificate equals the amount of your principal investment or, for Harvest Certificates, the amount you have agreed to invest.

3.   EFFECTIVE DATE

     We will credit your initial principal investment and issue your Certificate on the date we accept your application ("Effective Date").

4.   ADDITIONAL PRINCIPAL INVESTMENTS

     Except for Harvest and Producer Certificates, we do not accept additional principal investments under your Certificate. SEE "Special Provisions" under Section 16 below.

5.   MATURITY DATE

     The maturity date ("Maturity Date") of your Certificate is 20 years from its Effective Date. On the Maturity Date, we will pay you the account value ("Account Value") of your Certificate. At any time, your Account Value equals your principal investments, plus all accrued interest, less any withdrawals previously taken and less applicable fees, charges and penalties previously assessed pursuant to Section 8 below.

6.   GUARANTEE PERIODS

     You may select successive guarantee periods ("Guarantee Periods") of 1, 3, 5 or 10 years (5 and 10 years only in the case of Foundation Certificates) during which to lock in the interest rate applicable to your principal investment for each Period. You may not select a Guarantee Period that would carry your Certificate past its Maturity Date. If you select a Guarantee Period that would end after your Certificate's Maturity Date, we will instead apply your Account Value to the next shortest Guarantee Period that ends at or prior to your Certificate's Maturity Date, using that Period's then applicable interest rate.

7.   INTEREST

     We will credit interest monthly on the amount of interest that accrues on your Account Value. Accrued Interest will compound monthly based on a 30-day month and a 360-day year. The minimum interest rate ("Minimum Interest Rate") that we will credit to your Certificate is 3.5% per year. The interest rate applicable to your Certificate will vary from Guarantee Period to Guarantee Period. The applicable interest rate for your initial Guarantee Period will be the rate in effect on the date we accept your application and receive your principal investment at our offices. For any subsequent principal investments made, we will apply the interest rate in effect for the current Guarantee Period in which you are invested. You will begin earning interest on the Effective Date of your Certificate or, in the case of any subsequent principal investment, on the first day of the month following the date we receive your payment. Withdrawals that put your Account Value in a lower category of applicable interest rates will result in the application of the lower interest rate from the date of the withdrawal, even if it occurs prior to the end of a Guarantee Period.

     We will establish the interest rates applicable to your Certificate from time to time in our sole discretion; provided, however, that the interest rate for each Guarantee Period will always be the HIGHER of (i) the Minimum Interest Rate, and (ii) our interest rate target ("Interest Rate Target") for that Guarantee Period. The Interest Rate Target for each Guarantee Period will equal the benchmark for that Period, plus a margin that we set in our sole discretion. At no time will the margin that we apply be less than 0.50%. When determining the Interest Rate Target for the 1, 3, and 5 year Guarantee Periods under each Certificate, the benchmark will be the HIGHER of: (i) the average rate for certificates of deposits ("CDs") of comparable maturity quoted on the Bank Rate Monitor National Index ("BRM Index"), and (ii) the yield for U.S. Treasury securities of comparable maturity, on any given date that we establish interest rates (each, an "Interest Rate Date"). The BRM Index does not include an average rate for 10 year CDs. Accordingly, we will use the yield on 10 year U.S. Treasury bonds as the benchmark for the 10 year Guarantee Period. We reserve the right to use, in our sole discretion, an index other than the BRM Index should such index cease to be published.

     If you already own a Certificate and purchase another certificate of the same type, we will calculate the interest rate on the new Certificate based on the aggregate Account Values that you maintain in each Certificate of that type.

8.   WITHDRAWALS AND SURRENDER

     You can schedule regular withdrawals of accrued interest on a monthly, quarterly, or annual basis, or such other intervals as we may, from time to time, permit. We reserve the right to assess service fees for scheduled and unscheduled withdrawals of accrued interest. In addition, we will assess a withdrawal charge if you withdraw some or all of your Account Value prior to your fifth certificate anniversary ("Certificate Anniversary"). We will deduct the charge from your remaining Account Value or, in the case of a complete surrender, the amount withdrawn, according to the following schedule:

          As a % of amount withdrawn:          5%   4%   3%   2%   1%     0%
          Number of Certificate Anniversaries  1    2    3    4    5    Over 5

     The withdrawal charge does not apply to scheduled withdrawals of interest. You may also withdraw some or all of your principal investments in your Certificate prior to maturity; provided, however, that any withdrawals of principal that occur before your fifth Certificate Anniversary or prior to the end of a Guarantee Period will be subject to a penalty for early withdrawal equal to 12 months accrued interest payable on the amount withdrawn. We will deduct the penalty from your remaining Account Value, or, in the case of a complete surrender, from the amount withdrawn. We will waive the penalty if the withdrawal is due to the need to meet unexpected expenses from your death, disability, or hospitalization. Withdrawal amounts are subject to the minimums shown on your application. We will treat withdrawal requests as coming first from accrued interest, then from your principal investments. We will treat withdrawals that cause your Account Value to fall below the minimum investment amount as a request for a complete surrender of your Certificate.

9.   SURRENDER VALUE

     Upon surrender of your Certificate prior to its maturity, we will pay you your Certificate's surrender value ("Surrender Value"), which, at any time, equals your Account Value immediately prior to surrender, less any applicable fees, charges and penalties assessable at the time of surrender. In no event will your Surrender Value be less than the minimum amount prescribed by Section 28 of the Investment Company Act of 1940, as amended (the "Act").

10.  LOANS

     You may borrow up to 50% of your Account Value for a term of up to 5 years or the Maturity Date of your Certificate, whichever is earlier. Loans are subject to an annual interest charge of up to 6% of the amount withdrawn, but are not subject to the withdrawal charge or early withdrawal penalty. You will not earn interest on the amount borrowed. We will treat a loan that you do not repay as a permanent withdrawal. We will assess the penalty for early withdrawal that would have applied at the time of withdrawal. This loan feature does not apply to Harvest Certificates.

11.  DEFERRED PAYMENT

     We may, at our option, defer any payment to you for a period of not more than 30 days and, in that event, interest shall accrue on any payment or payments due to you for the period of such deferment at the Minimum Interest Rate.

12.  MAINTENANCE OF RESERVES

     Your Certificate is not secured by any particular asset of the Company. However, to support our obligations under your Certificate and all other Certificates that we issue, we maintain reserves in the amount and in assets of the type prescribed by the Act. For purposes of computing the reserves under your Certificate, the minimum maturity amount of your Certificate equals the face-amount of your Certificate. No interest is payable or deemed payable until actually earned and credited.

13.  EXCHANGING CERTIFICATES

     Upon completion of your Certificate's current Guarantee Period, you may exchange your Certificate for any other Certificate, other than a Foundation Certificate, provided you meet the minimum investment threshold for the new Certificate. We will effect your exchange request on the first day of the next Guarantee Period you select following the date we receive your request. The withdrawal charge and early withdrawal penalty do not apply to exchanges. In addition, for purposes of computing the withdrawal charge and penalty for early withdrawals on the new Certificate, we will treat you as having held the new Certificate from the Effective Date of your exchanged Certificate. This exchange feature does not apply to Foundation Certificates.

14.  TRANSFERRING OWNERSHIP

     To transfer ownership of your Certificate, you must submit a completed a transfer request to us in proper form. The transfer will be effective upon the completion of our processing of your request.

15.  MISCELLANEOUS

     Your Certificate carries no voting rights and is not entitled to participate in any dividends that our Board of Directors may declare. The minimum and maximum amounts applicable to your principal investment(s) and withdrawals appear on your Certificate application. The minimum maturity or face-amount of your Certificate, your Account Value, your Surrender Value and other relevant data will appear on the periodic account statements that we will send to you. These account statements are incorporated herein to the extent necessary to comply with applicable law.

16.  SPECIAL PROVISIONS

     Notwithstanding the above, the following special provisions apply to the Certificates noted below:

     FOR PRODUCER CERTIFICATES ONLY:

          Producer Certificate owners may make additional principal investments in the same Certificate up to an aggregate amount equal to the lesser of 15% of your initial principal investment or $37,500. We will credit any additional principal investments only on the first day of the month coinciding with or following the date we receive such investments.

     FOR HARVEST CERTIFICATES ONLY:

          Harvest Certificate owners must make additional principal investments in accordance with the schedule selected on the Certificate application. All scheduled payments for Harvest Certificates are due on the first day of the month. If we do not receive your scheduled payment within 10 days of its due date, your Certificate will be in default, and will lapse.

          You can reinstate your Certificate by paying the missed payment, plus an administrative fee equal to the higher of 5% of the missed payment or $5.00, within six months from the original due date of the missed payment. We will apply any missed payments that we receive to the current Guarantee Period to which you have applied your Account Value, as defined below. Any missed payment will earn interest commencing on the date we apply it to such Guarantee Period. Alternatively, you can elect to surrender your lapsed Certificate for its Surrender Value or convert it to one of our fully paid Certificates in an amount equal to its then applicable Surrender Value. Your fully paid Certificate will have the same Maturity Date as your lapsed Certificate, and we will automatically apply your Account Value to the Guarantee Period that ends closest to the Maturity Date of the Certificate, without extending past such Maturity Date, at the interest rate applicable to such Guarantee Period. If, within six months from the original due date of your missed payment, you have not notified us of your decision to reinstate, surrender or convert your lapsed Harvest Certificate, we will automatically convert your lapsed Harvest Certificate into a fully paid Certificate as described above.

     FOR RESOURCE CERTIFICATES ONLY:

          You can schedule systematic withdrawals of both principal and accrued interest, without incurring any withdrawal charge or penalty for early withdrawal, provided you maintain, at all times, a minimum Account Value equal to 50% of your original principal investment. You can schedule systematic withdrawals on a monthly or quarterly basis, or such other intervals as we may, from time to time, permit. The minimum amount you may withdraw at any time is set out in your Certificate application. We will treat withdrawals under this plan as coming first from accrued interest and then from principal.

     FOR FOUNDATION CERTIFICATES ONLY:

          The benchmark for the 5 and 10 year Guarantee Periods under Foundation Certificates is the 11th District Cost of Funds Index, which is a weighted average of the costs of borrowing by member banking institutions of the Federal Home Loan Bank of San Francisco (the 11th District). We reserve the right to use, in our sole discretion, an index other than the 11th District Cost of Funds Index should such index cease to be published.